UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 30, 2007

(DATE OF EARLIEST EVENT REPORTED: August 29, 2007)

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 3300, Houston, TX 77002
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 821-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On August 29, 2007, we announced the completion of a private placement of senior unsecured zero coupon notes for proceeds of $200 million, yielding 5.36 percent on a semi-annual compound basis.  The senior notes are scheduled to mature in 2022, although they may become payable at an earlier date upon the occurrence of certain events.  The senior notes were sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The senior notes are expected to be eligible for trading under Rule 144A of the Securities Act.

We expect to use the proceeds from this offering to reduce indebtedness incurred to finance a portion of our current capital expansion projects.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits

(d)         Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

By: Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: August 30, 2007	By:	/s/ Stephen Neyland
Stephen Neyland
Controller
(Duly Authorized Officer)

Index of Exhibits

Description

Exhibit No.	Document

99.1	Press Release issued August 29, 2007